SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K
                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                              February 28, 1998
                     (Date of earliest event reported)


                             UNITRODE CORPORATION
           (Exact name of Registrant as specified in its charter)


  Maryland                    1-5609             04-2271186
 (State of           (Commission File No.)     (IRS Employer
 Incorporation)                                Identification No.)


                 7 Continental Boulevard, Merrimack, NH 03054
        (Address of principal executive offices, including zip code)


                                (603) 424-2410
            (Registrant's telephone number, including area code)


                                Not Applicable
       (Former name or former address, if changed since last report)





 ITEM 5.   OTHER EVENTS


      On March 2, 1998, Unitrode Corporation (the "Registrant") entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among the Registrant, Merrimack Corporation, a Delaware corporation and wholly owned
 subsidiary of the Registrant ("Newco"), and BENCHMARQ Microelectronics, Inc.,
 a Delaware corporation ("Benchmarq").
 Pursuant to the Merger Agreement,
 among other things, Newco will be merged with and into Benchmarq (the
 "Merger") and Benchmarq will become a wholly owned subsidiary of the
 Registrant. At the effective time of the Merger, each share of Benchmarq's common stock, par value $.001 per share
("Benchmarq Common Stock"), shall
 be cancelled and extinguished and
converted into the right to receive one
 share of the Registrant's common
stock, par value $.01 per share ("Registrant
 Common Stock"), and the
associated preferred stock purchase right, subject to adjustment as described below (the "Exchange Ratio"). In the event that the average of the mean high and low per share trading prices as reported in
 The Wall
Street Journal for the New York Stock Exchange, Inc. Composite
 Transactions
for the twenty trading days ending on the tenth day prior to the Benchmarq
stockholders' meeting (the "Pre-Closing Average") is less than
 $16.00, the
Exchange Ratio will be adjusted so that each share of Benchmarq
 Common
 Stock will be converted into the right to receive a number of shares of

 Registrant Common Stock equal to the quotient obtained by dividing $16.00 by the Pre-Closing Average, provided, however, that the Exchange Ratio shall in no event be higher than 1.33.  In the event that the Pre-Closing

 Average is greater than $24.00, then the Exchange Ratio shall be adjusted so that each share of Benchmarq Common Stock will be converted into the right to receive a number of shares of Registrant Common Stock equal to the quotient obtained by dividing $24.00 by the Pre-Closing Average. In addition to the approval of the Merger Agreement by Benchmarq's stockholders, the Merger is subject to, among other things, the approval of the issuance of the shares of Registrant Common Stock in the Merger by the stockholders of the Registrant and other customary closing conditions including expiration of the applicable waiting period under the Hart-Scott-

 Rodino Antitrust Improvements Act of 1976, as amended. It is also a condition to closing that the parties receive assurances that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles. In addition, the

 Merger Agreement may be terminated by Benchmarq prior to closing in the event that the Pre-Closing Average is less than $12.00.


      In connection with the execution of the Merger Agreement and as an inducement for the Registrant to enter into the Merger Agreement, certain stockholders of Benchmarq, who in the aggregate own in excess of 20% of the shares of Benchmarq Common Stock (the "Stockholders"), have entered in a

 Voting Agreement, dated as of March 2, 1998, pursuant to which, among other things, the Stockholders have agreed to vote their shares of Benchmarq

 Common Stock at a meeting of Benchmarq's stockholders in favor of approval of the Merger Agreement.


      As a further inducement for the Registrant to enter into the Merger

 Agreement, Benchmarq and the Registrant have entered into a Stock Option

 Agreement, dated as of March 2, 1998 (the "Option Agreement"), pursuant to which Benchmarq has granted the Registrant an option to acquire up to

 955,158 shares of Benchmarq Common Stock at an exercise price of $17.53 per share (the "Option").  The Option becomes exercisable only after the occurrence of certain events as described in the Option Agreement, a copy of which is attached to the Merger Agreement as Annex B thereto and is filed herewith.


      The foregoing is qualified in its entirety by reference to the Merger

 Agreement and the Annexes thereto, and the Registrant's and Benchmarq's joint press release dated March 2, 1998, copies of which are attached as exhibits hereto and which are incorporated by reference herein.




      On February 28, 1998, the Board of Directors of the Registrant

 rescinded its unused, prior authorization of November 11, 1997, to repurchase up to one million shares of Registrant Common Stock from time to time in the open market.


 ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
           EXHIBITS

 EXHIBITS

 2.1 Agreement and Plan of Merger, dated as of March 2, 1998 by and among Unitrode Corporation, Merrimack Corporation and BENCHMARQ Microelectronics, Inc., including the Annexes thereto

 99.1      Joint Press Release dated March 2, 1998






















































                                 SIGNATURE



           Pursuant to the requirements of the Securities Exchange Act of

 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 UNITRODE CORPORATION



 Date: March 3, 1998             By: /s/ Robert J. Richardson
                                   ___________________________
                                   Name:  Robert J. Richardson
                                   Title: President and
                                          Chief Executive Officer













































                               EXHIBIT INDEX

 Exhibit      Description


 2.1          Agreement and Plan of Merger,
              dated as of March 2, 1998, by
              and among the Registrant,
              Merrimack Corporation and
              BENCHMARQ Microelectronics,
              Inc., including the Annexes
              thereto


 99.1         Press Release dated March 2,
              1998